EXHIBIT 99.1


Dynacare Inc.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
As at

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(in thousands of U.S dollars)                  June 30,          December 31,
                                                   2002                2001
                                              (Unaudited)         (Audited)
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ASSETS
Current assets:
  Cash and cash equivalents                   $  21,893           $  30,002
  Accounts receivable                            81,321              72,895
  Prepaid expenses                                5,018               3,074
  Inventory                                      10,750              11,314
  Deferred income taxes                           5,059               5,059
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Total current assets                            124,041             122,344
Capital assets                                   51,913              51,722
Goodwill                                        102,080             100,194
Intangible assets                                83,537              81,037
Other assets                                     24,197              29,028
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                                              $ 385,768           $ 384,325
===========================================================================
LIABILITIES
Current liabilities:
  Bank indebtedness                           $   7,642           $   3,890
  Accounts payable and accrued liabilities       40,229              48,701
  Current portion of deferred income taxes       12,799              12,799
  Current portion of long term debt               1,959               2,265
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Total current liabilities                        62,629              67,655

Long term debt                                  202,943             201,811
Deferred income taxes                            26,975              22,574

Shareholders' equity:

Capital stock                                   123,505             122,855
Deficit                                         (29,053)            (32,368)
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                                                 94,452              90,487
Foreign currency translation adjustment          (1,231)              1,798
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                                                 93,221              92,285
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                                              $ 385,768           $ 384,325
===========================================================================


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Dynacare Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended June 30,  (Unaudited)
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(in thousands of U.S. dollars, except per share data)

                                                    2002             2001
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Revenues                                        $  217,898       $  197,681
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General and operating expenses                     188,882          170,146
Depreciation                                         7,004            5,775
Amortization customer lists and contracts              494               --
Amortization of licenses and goodwill                   --            2,788
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                                                   196,380          178,709
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Operating earnings                                  21,518           18,972

Interest expense                                     8,505           10,645
Disposition of partnership interests                 7,120               --
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Earnings before income taxes                         5,893            8,327
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Income tax expense
   Current                                           1,670            1,380
   Deferred                                            908           (1,005)
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                                                     2,578              373
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Net earnings                                     $  3,315          $  7,954
===========================================================================
Earnings per share - Basic                       $   0.17          $   0.47
Earnings per share - Fully-diluted               $   0.16          $   0.46


CONSOLIDATED STATEMENTS OF DEFICIT

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(in thousands of U.S. dollars)                 For the six          Year
                                               months ended        ended
                                                 June 30,       December 31,
                                                   2002             2001
                                                (Unaudited)       (Audited)
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Deficit, beginning of period                   $  (32,368)      $  (44,085)
Net earnings                                        3,315           11,717
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Deficit, end of period                         $  (29,053)      $  (32,368)
============================================================================


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Dynacare Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, (Unaudited)
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(in thousands of U.S. dollars)                    2002           2001
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CASH FLOWS (USED IN) PROVIDED BY OPERATING ACTIVITIES:

Earnings                                       $  3,315       $  7,954

Items not affecting cash and cash equivalents
  Depreciation                                    7,004          5,775
  Amortization of customer lists and
   contracts                                        494             --
  Amortization of licenses and goodwill              --          2,788
  Deferred income taxes                             908         (1,006)
  Loss on disposition of partnership
   interests                                      6,091             --
Net change in non-cash working capital items    (18,658)        (9,242)
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                                                   (846)         6,269
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CASH FLOW USED IN INVESTING ACTIVITIES:

  Acquisition of businesses                      (1,886)       (10,429)
  Purchase of capital assets                     (5,249)        (4,204)
  Decrease (increase) in other assets - net         280         (3,471)
  Payments on disposition of partnership
   interests - net                               (3,716)            --
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                                                (10,571)       (18,104)
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CASH FLOW PROVIDED BY FINANCING ACTIVITIES:

  Increase in bank indebtedness                   3,752          3,917
  Decrease in long term debt                  (566)          (396)
  Issuance of capital stock                         650            330
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                                                  3,836          3,851
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Foreign exchange translation adjustments           (528)            55
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Decrease in cash and cash equivalents during
  the period                                     (8,109)        (7,929)
Cash and cash equivalents, beginning of period   30,002         18,099
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Cash and cash equivalents, end of period       $ 21,893       $ 10,170
======================================================================










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                                 DYNACARE INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
(in thousands of U.S. dollars, except for share and per share amounts)


1.  Basis of Presentation

    The Company's unaudited interim consolidated financial statements have been prepared in accordance with Canadian Generally Accepted Accounting Principles ("GAAP") and the instructions of Form 10-Q and Article 10 of Regulation S-X.

    In the opinion of management, the unaudited interim consolidated financial statements of the Company reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position as at June 30, 2002 and results of operations and cash flows for the six months ended June 30, 2002 and 2001. These unaudited interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual consolidated financial statements of the Company, except for the adoption of the Canadian Institute of Chartered Accountants handbook sections 1581 - Business Combinations and 3062 - Goodwill and Other Intangible Assets Effective January 1, 2002. Operating results for the six months ended
    June 30, 2002, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2002.


2.  Earnings Per Share

    The Company's earnings per share data was computed as follows:

    Six months ended June 30,                       2002              2001
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    Basic earnings per share
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    Net earnings                                 $    3,315        $     7,954
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    Weighted average number of common shares
     outstanding during the period               19,331,613         16,891,418
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    Basic earnings per share                     $     0.17         $     0.47
==============================================================================
    Diluted earnings per share
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    Net earnings                                 $    3,315        $     7,954
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    Weighted average number of common shares
     outstanding during the period               19,331,613         16,891,418
    Stock options                                 1,273,674            255,193
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                                                 20,605,287         17,146,611
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    Diluted earnings per share                   $     0.16         $     0.46
==============================================================================


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3.  Goodwill and Other Intangible Assets - Adoption of CICA 3062

    As a result of the Company's adoption of CICA 3062, adjusted net earnings and earnings per share for the six months ended June 30, 2002 and 2001 related to the Company's goodwill and intangible assets that are no longer being amortized (including any related income tax effects) are as follows:

    For the Six Months Ended June 30,                    2002           2001
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Reported net earnings                                  $ 3,315        $ 7,954
Addback: Goodwill amortization                              --            842
Addback: Licenses amortization                              --            910
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Adjusted net earnings                                  $ 3,315        $ 9,706
=============================================================================

Basic earnings per share
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Reported net earnings                                  $  0.17        $  0.47
     Goodwill amortization                                  --            .05
     Licenses amortization                                  --            .05
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Adjusted net earnings                                  $  0.17        $  0.57
=============================================================================

Diluted earnings per share
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Reported net earnings                                  $  0.16        $  0.46
     Goodwill amortization                                  --            .05
     Licenses amortization                                  --            .05
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Adjusted net earnings                                  $  0.16        $  0.56
=============================================================================

     The Company's licenses and goodwill based on the requirements of CICA 3062 are deemed to have an indefinite useful life and accordingly effective January 1, 2002, the Company no longer amortizes its licenses and goodwill. The Company's remaining intangible assets continue to be amortized over their estimated useful life.


4.  Segment Information

    Management of the Company has determined that the Company operates one business segment, the provision of clinical laboratory services. The Company provides clinical laboratory services in two geographic areas, the United States and Canada.

    As at and for the
     six months ended
     June 30,                2002                            2001
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                   U.S.      Canada     Total       U.S.     Canada     Total
                 -------   --------    -------    --------  --------   -------
Revenues         $163,991  $ 53,907    $217,898   $144,914  $ 52,767   $197,681


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5.  Commitments and Contingencies

    In January 2002, one of the Company's partnerships entered into a new lease, which has resulted in the early termination of its existing lease. The Company expects to remain it its existing leased premises until October 31, 2002. The lease termination cost has been estimated at $0.4 million, and will be recorded by the Company in its consolidated financial statements in the fourth quarter of 2002.

    In 1995 the Company sold its retirement homes division. On the sale of one of the retirement homes, the purchaser assumed two mortgages with a total balance of $10.9 million at June 30, 2002 and $11.7 million at December 31, 2001. The Company has not been formally discharged from the mortgages, however, the Company has been indemnified by the purchaser and does not expect non-performance. Then mortgages bear interest at 10.0% per annum and are repayable in 2003 and 2004.

    The Company is contingently liable with respect to litigation and claims which arise from time to time. Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable. It is reasonably possible that the final resolution of some of these matters may require the Company to make expenditures in excess of estimates, over an extended period of time and in a range of amounts that cannot be reasonably estimated at this time. However, in the opinion of management, any liabilities that may arise from these contingencies would not have a material adverse affect on the financial position and results of operations of the Company.


6.  Disposition of Partnership Interests

    During the six month period ended June 30, 2002, the Company reached an agreement with its partners to terminate its partnerships in Pittsburgh, PA and Schenectady, NY. The Company recorded a charge of $7.1 million or $4.7 million after tax, in connection with the termination of these partnerships.


7.  Subsequent Event - Acquisition of the Company

    On July 25, 2002, Laboratory Corporation of America Holdings ("LabCorp") completed the acquisition of all of the outstanding stock of the Company in a combination cash and stock transaction with a combined value of approximately $495.3 million, including transaction costs. LabCorp also converted approximately 553,958 unvested stock options of the Company into 297,049 unvested LabCorp options to acquire LabCorp shares at terms comparable to those under the Company's stock option plan. In conjunction with this acquisition, LabCorp repaid the Company's existing $204.4 senior subordinated unsecured notes, including a call premium of approximately $7.0 million.


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